                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Track 'n Trail of our report dated March 12, 1997 except for Note 1, Background, and Note 14, as to which the date is October 9, 1997, on our audits of the 1995 and 1996 financial statements of Track 'n Trail included in its Prospectus dated
October 10, 1997 filed in connection with the Registration Statement (Form S-1, No. 333-23195) filed with the Securities and Exchange Commission.



                                       /s/ COOPERS & LYBRAND L.L.P.


Sacramento, California
November 6, 1997